EXHIBIT 3.6

                                     BYLAWS

                                       OF

                                 NGC CORPORATION

                             A Delaware Corporation


                                TABLE OF CONTENTS


SECTION                                                                     PAGE

                              ARTICLE ONE: OFFICES

1.1      Registered Office and Agent........................................  1
1.2      Other Offices......................................................  1

    ARTICLE TWO: MEETINGS OF STOCKHOLDERS

2.1      Annual Meeting.....................................................  1
2.2      Special Meeting....................................................  1
2.3      Place of Meetings..................................................  2
2.4      Notice.............................................................  2
2.5      Voting List........................................................  2
2.6      Quorum.............................................................  2
2.7      Required Vote; Withdrawal of Quorum................................  3
2.8      Method of Voting; Proxies..........................................  3
2.9      Record Date........................................................  3
2.10     Conduct of Meeting.................................................  4
2.11     Inspectors.........................................................  4

          ARTICLE THREE: DIRECTORS

3.1      Management.........................................................  5
3.2      Number; Term.......................................................  5
3.3      Removal; Vacancies.................................................  5
3.4      Meetings of Directors..............................................  5
3.5      First Meeting......................................................  5
3.6      Election of Officers...............................................  6
3.7      Regular Meetings...................................................  6
3.8      Special Meetings...................................................  6
3.9      Notice.............................................................  6
3.10     Quorum; Vote Required; Actions Requiring Approval..................  6
3.11     Procedure..........................................................  9
3.12     Presumption of Assent..............................................  9
3.13     Compensation.......................................................  9
3.14     Interested Directors...............................................  9

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          ARTICLE FOUR: COMMITTEES

4.1      Executive Committee................................................ 10
4.2      Other Committees................................................... 10
4.3      Number; Qualification; Term........................................ 10
4.4      Authority.......................................................... 10
4.5      Committee Changes.................................................. 11
4.6      Alternate Members of Committees.................................... 11
4.7      Regular Meetings................................................... 11
4.8      Special Meetings................................................... 11
4.9      Quorum; Majority Vote.............................................. 11
4.10     Minutes............................................................ 11
4.11     Compensation....................................................... 11
4.12     Responsibility..................................................... 12

            ARTICLE FIVE: NOTICE

5.1      Method............................................................. 12
5.2      Waiver............................................................. 12

            ARTICLE SIX: OFFICERS

6.1      Number; Titles; Term of Office..................................... 12
6.2      Removal............................................................ 13
6.3      Vacancies.......................................................... 13
6.4      Authority.......................................................... 13
6.5      Compensation....................................................... 13
6.6      Chairman of the Board.............................................. 13
6.7      President.......................................................... 13
6.8      Vice Presidents.................................................... 14
6.9      Treasurer.......................................................... 14
6.10     Assistant Treasurer................................................ 14
6.11     Secretary.......................................................... 14
6.12     Assistant Secretaries.............................................. 14

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

7.1      Certificates for Shares............................................ 15
7.2      Replacement of Lost or Destroyed Certificates...................... 15
7.3      Transfer of Shares................................................. 15
7.4      Registered Stockholders............................................ 15
7.5      Regulations........................................................ 16
7.6      Legends............................................................ 16

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   ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.1      Reserves........................................................... 16
8.2      Books and Records.................................................. 16
8.3      Fiscal Year........................................................ 16
8.4      Seal............................................................... 16
8.5      Resignations....................................................... 16
8.6      Securities of Other Corporations................................... 17
8.7      Telephone Meetings................................................. 17
8.8      Invalid Provisions................................................. 17
8.9      Mortgages, etc..................................................... 17
8.10     Headings........................................................... 17
8.11     References......................................................... 17
8.12     Amendments......................................................... 17

                                       iii


                                     BYLAWS

                                       OF

                                 NGC CORPORATION

                             A Delaware Corporation


                              ARTICLE ONE: OFFICES

                  1.1 REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

                  1.2 OTHER OFFICES. the Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

                      ARTICLE TWO: MEETINGS OF STOCKHOLDERS

                  2.1 ANNUAL MEETING. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting.

                  2.2 SPECIAL MEETING. A special meeting of the stockholders may be called by the board of directors pursuant to a resolution adopted by a majority of the directors, by the Chairman of the Board, by the President, or by any holder or holders of record of at least 10% of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called (considered for this purpose as one class). Subject to applicable law, a special meeting shall be held on such date and at such time as shall be designated by the persons(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting given in accordance with these Bylaws or in a duly executed waiver of notice of such meeting.

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                  2.3 PLACE OF MEETINGS. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

                  2.4 NOTICE. A written or printed notice stating the place, day and time of each meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at such stockholder's address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, in which case it shall be directed to such stockholder at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

                  2.5 VOTING LIST. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by such officer or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat arranged in alphabetical order and showing the address of each stockholder and number of shares of capital stock registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held, and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

                  2.6 QUORUM. The holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, these Bylaws, or any rule or regulation applicable to the Corporation or of any applicable national securities exchange. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy (or, if no stockholder entitled to vote is present, any officer of the Corporation), may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

                  2.7 REQUIRED VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any questions brought before such meeting, unless the question is one on which, by express provision of law, the certificate of incorporation of the Corporation, these Bylaws, or any rule or regulation applicable to the Corporation or of any applicable national securities exchange, a different vote is required, in which cases such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shares of capital stock to leave less than a quorum.

                  2.8 METHOD OF VOTING; PROXIES. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by proxy executed in writing by the stockholder or by such stockholder's duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

                  2.9 RECORD DATE. For the purposes of determine stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, or (c) to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date of the adjourned meeting.

                  2.10 CONDUCT OF MEETING. The Chairman of the Board, if such office has been filed, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall chair all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by a person appointed by the meeting.

                  2.11 INSPECTORS. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                            ARTICLE THREE: DIRECTORS

                  3.1 MANAGEMENT. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation or these Bylaws, the board of directors may exercise all the powers of the Corporation.

                  3.2 NUMBER; TERM. The number of directors constituting the board of directors shall be thirteen. Each director shall hold office until the next annual meeting of stockholders following his or her election, and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal.

                  3.3 REMOVAL; VACANCIES. Any or all of the directors may be removed, with or without cause, upon the affirmative vote or consent of the holders of a majority of the voting power of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors. Any vacancies occurring in the board of directors caused by death, resignation, retirement, disqualification, removal or other termination from office of any director may be filled by the vote of at least eleven directors then in office or by the affirmative vote, at any annual meeting or any special meeting of the stockholders called for the purpose of filing such directorship or directorships, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors. Each successor director so chosen shall hold office for the unexpired term of his or her predecessor in office.

                  3.4 MEETINGS OF DIRECTORS. The directors may hold their meetings and may have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

                  3.5 FIRST MEETING. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

                  3.6 ELECTION OF OFFICERS. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

                  3.7 REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

                  3.8 SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board or any two or more directors.

                  3.9 NOTICE. The Secretary shall give notice of each special meeting to each director at least five business days before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

                  3.10 QUORUM; VOTE REQUIRED; ACTIONS REQUIRING APPROVAL. (a) Except as provided in Section 3.10(b), at all meetings of the board of directors, seven directors shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors.

                  (b) Notwithstanding anything to the contrary herein (and subject to the provisions of Section 4.1 of these Bylaws), the Corporation shall not take (or permit to be taken in its capacity as a shareholder or partner or otherwise permit any Subsidiary of the Corporation to take) any of the following actions unless approved by the affirmative vote of at least eleven directors:

                  (i) any sale of all or substantially all of the assets of the Corporation or any Subsidiary;

                  (ii) any merger, consolidation, liquidation or dissolution of the Corporation or any Subsidiary or any purchase or other acquisition of any common stock or preferred stock of the Corporation;

                  (iii) adopting any resolution proposing an amendment to the certificate of incorporation of the Corporation;

                  (iv) the Corporation or any Subsidiary entering into any line of business that neither the Corporation nor any Subsidiary is engaged in on Effective Time (as such term is defined in that certain Combination Agreement and Plan of Merger among the Corporation and certain other parties dated as of May 22, 1996);

                  (v) the Corporation or any Subsidiary paying any dividend or otherwise making any distribution to any person;

                  (vi) the Corporation or any Subsidiary issuing any stock or other security or ownership interests to any person;

                  (vii) the Corporation or any Subsidiary engaging in any oil or gas futures activities, or other trading activities relating to oil or gas pricing, including, without limitation, hedging, swaps, options or speculation (such activities referred to herein as "trading activities"), that, based on the average oil or gas pricing during the 6 months preceding the date of such activity, could result in exposure to loss to the Corporation in excess of $10,000,000 as to any single transaction, other than trading activities which offset physical transactions and are accounted for as a hedge, and in no event shall the uncovered portion of the trading activities of the Corporation and its subsidiaries, in the aggregate, result in an exposure to loss to the Corporation in excess of $10,000,000;

                  (viii) amending or terminating any contract, commitment or employee compensation plan if the execution of or entering into such contract, commitment or plan was approved by the board of directors pursuant to this Section 3.10(b) (or would have been subject to board of director approval pursuant to this Section 3.10(b) if this Section
         3.10 had been in effect at the time of execution of or entering into such contract, commitment or plan);

                  (ix) approving a different method in which the Corporation keeps its books;

                  (x) the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other voluntary case or proceeding to be adjudicated a bankrupt or insolvent or the consent by it to the entry of a decree or order for relief against it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action in furtherance of any such action;

                  (xi) the Corporation or any Subsidiary taking any action in its capacity as a shareholder, partner, member or owner of any interest in a person which, if taken by the Corporation itself, would require the approval of the board of directors pursuant to this Section 3.10(b);

                  (xii) the Corporation or any Subsidiary (A) making, or committing to make, any payment in excess of $10,000,000 per transaction or contract (or series of related transaction or contracts), whether as or in connection with a capital expenditure, asset purchase, purchase of goods or services, investment, rental, settlement, equity contribution, loan, guaranty or otherwise, (B) borrowing any amount in excess of $10,000,000 per transaction or contract (or series of related transactions or contracts), (c) disposing of or otherwise transferring any asset (or related assets) whose fair market value exceeds $10,000,000 or (D) entering into any contract or transaction (or series of contracts or transactions) pursuant to which the Corporation or any Subsidiary is to receive more than $10,000,000; provided, however, if the amount in question is in excess of $10,000,000 but less than $25,000,000, any action referred to in (A), (B), (C) or (D) (including any such action that is also subject to Section 3.10(b)(vii) and any other such action that is subject to any of the other provisions of Section 3.10(b) except for the Corporation issuing any stock or other security or ownership interests to any person or paying any dividend or otherwise making any distribution to any person) need not be approved as aforesaid by the board of directors if approved by the unanimous vote of the Executive Committee;

                  (xiii)   any change in the fiscal year of the Corporation;

                  (xiv) the appointment or removal of the Corporation's Chief Executive Officer, President, Chief Financial Officer or any Senior Vice President;

                  (xv) the filling of any vacancy in the board of directors of the Corporation; and

                  (xvi) the establishment of any committee of the board of directors of the Corporation.

Notwithstanding the foregoing, if one or more directors give written notice to the Secretary that such director or directors intend to abstain pursuant to
Section 3.14 of these Bylaws on a matter that is subject to this Section 3.10(b), then in lieu of the approval otherwise required herein such action may be approved by the affirmative vote of at least such number of directors equal to eleven less the number of directors that have given such notice. For purposes of these Bylaws, "Subsidiary" means (i) any corporation or other entity a majority of the capital stock of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Corporation, or (ii) a partnership, joint venture or limited liability company in which the Corporation holds, directly or indirectly, a majority interest with respect to voting power, rights to receive distributions or report earnings, or capital accounts, PROVIDED that none of Novagas Clearinghouse Limited Partnership, Novagas Clearinghouse Limited, Novagas Clearinghouse Pipelines Limited Partnership or Novagas Clearinghouse Pipelines Limited shall be deemed to be a Subsidiary as currently constituted or as changed in connection with the transactions contemplated by that certain Combination Agreement and Plan of Merger dated as of May 22, 1996 among NGC Corporation, Chevron U.S.A. Inc. and Midstream Combination Corp. and shall not be considered a Subsidiary solely by reason of an increase in the Corporation's equity interest in any one or more of the foregoing entities from approximately 49% to approximately 51%.

                  3.11 PROCEDURE. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

                  3.12 PRESUMPTION OF ASSENT. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his abstention or dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent or abstention by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  3.13 COMPENSATION. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, however, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  3.14 INTERESTED DIRECTORS. A director who has an interest in a transaction or matter within the meaning of Section 144 of the Delaware General Corporation Law (or in which the Stockholder that nominated such director pursuant to that certain Stockholders Agreement dated May 22, 1996 among the Corporation and certain other persons (the "Stockholders Agreement") has an interest) that is the subject of review or action by the board of directors shall (i) disclose such interest to the board of directors (ii) abstain from voting with respect to such transaction or matter and (iii) give written notice to the Secretary of the Corporation that he or she intends to so abstain. If one or more directors give written notice to the Secretary that such director or directors intend to abstain pursuant to this Section 3.14 with respect to any action by the Board of Directors, then in lieu of the approval otherwise required under these Bylaws for such action, such action may be approved by the affirmative vote of at least the number of directors that would otherwise have been required less the number of directors that have given such notice.

                            ARTICLE FOUR: COMMITTEES

                  4.1 EXECUTIVE COMMITTEE. The board of directors, acting by resolution adopted by at least eleven directors, may elect from among its members an Executive Committee of four members, which committee shall have the authority to approve actions to the extent specified in Section 3.10(b) of these Bylaws and, with respect to actions not subject to Section 3.10(b), any other actions that a majority of the board of directors could approve except to the extent restricted by law or the certificate of incorporation of the Corporation. In the event of a vacancy, the Executive Committee shall have no authority to take any action until such vacancy is filled.

                  4.2 OTHER COMMITTEES. In addition to the Executive Committee, the board of directors may, by resolution adopted by at least eleven directors, designate one or more other committees (an "Additional Committee").

                  4.3 NUMBER; QUALIFICATION; TERM. Each Additional Committee shall consist of one or more directors appointed by resolution adopted by at least eleven directors. The number of committee members may be increased or decreased from time to time by resolution adopted by at least eleven directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director.

                  4.4 AUTHORITY. Each Additional Committee, to the extent expressly provided in the resolution adopted by at least eleven directors establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by such resolution or by law, the certificate of incorporation of the Corporation, or these Bylaws. Notwithstanding the foregoing, no committee (other than the Executive Committee as provided in, but only to the extent provided in,
Section 3.10(b)) may approve or authorize the actions specified in Section 3.10(b).

                  4.5 COMMITTEE CHANGES. The board of directors by resolution adopted by at least eleven directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

                  4.6 ALTERNATE MEMBERS OF COMMITTEES. The board of directors may designate one or more directors as alternate members of any committee.

                  4.7 REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

                  4.8 SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

                  4.9 QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business; provided, however, that the quorum for the transaction of business by the Executive Committee shall be all members thereof. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or Section 3.10(b) or any other provision of these Bylaws.

                  4.10 MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

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                  4.11 COMPENSATION. Committee members may, by resolution of the board of directors, be allowed a stated salary or a fixed sum and expenses of attendance, if any, for attending any committee meetings.

                  4.12 RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                              ARTICLE FIVE: NOTICE

                  5.1 METHOD. Whenever by statute, the certificate of incorporation of the Corporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his or her address as it appears on the books or (in the case of stockholder) the stock transfer records of the Corporation, or (ii) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

                  5.2 WAIVER. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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                              ARTICLE SIX: OFFICERS

                  6.1 NUMBER; TITLES; TERM OF OFFICE. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine) and a Treasurer. The board of directors may also from time to time elect or appoint a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or Principal Accounting Officers, each with such powers and duties as may be assigned by the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware, but the Chairman shall be a director.

                  6.2 REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                  6.3 VACANCIES. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

                  6.4 AUTHORITY. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.

                  6.5 COMPENSATION. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors or a committee of directors appointed for such purpose by the board of directors: provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

                  6.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall, subject to the supervision of the board of directors of the Corporation, have the general management and control of the Corporation. Such officer shall preside at all meetings of the stockholders and of the board of directors and shall have such duties as may from time to time be assigned by the board of directors.

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                  6.7 PRESIDENT. The President shall, subject to the supervision of the board of directors of the Corporation, have general charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. In the absence or inability to act of the Chairman of the Board, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that the Chairman of the Board is absent or unable to act.

                  6.8 VICE PRESIDENTS. Each Vice President shall have such powers and duties as may be assigned to him or her by the board of directors, the Chairman of the Board, or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act, As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

                  6.9 TREASURER. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designed by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, or the President.

                  6.10 ASSISTANT TREASURER. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the board of directors, the Chairman of Board or the President. The Assistant Treasurer (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise that powers of the Treasurer during that officer's absence or liability to act.

                  6.11 SECRETARY. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he or she shall attend to the giving and service of all notices. The Secretary may sign with the Chairman of the Board or the President or any other authorized officer of the Corporation, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The Secretary shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any officer of

                                       15

the Corporation upon application at the office of the Corporation during business hours. The Secretary shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, and the President.

                  6.12 ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the board of directors, the Chairman of the Board, or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

                  ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

                  7.1 CERTIFICATES FOR SHARES. Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or as Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such Officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

                  7.2 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such a manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

                                       16

                  7.3 TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferrable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                  7.4 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  7.5 REGULATIONS. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, registration and replacement of certificates for shares of stock of the Corporation.

                  7.6 LEGENDS. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to insure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                     ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

                  8.1 RESERVES. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

                  8.2 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

                                       17

                  8.3 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the board of directors.

                  8.4 SEAL. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

                  8.5 RESIGNATIONS. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  8.6 SECURITIES OF OTHER CORPORATIONS. Except as otherwise provided in these Bylaws or resolution of the board of directors, the Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

                  8.7 TELEPHONE MEETINGS. Members of the board of directors and members of a committee of the board of directors may participate in and hold a meeting of the board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall continue presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  8.8 INVALID PROVISIONS. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

                  8.9 MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation of the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

                  8.10 HEADINGS. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

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                  8.11 REFERENCES. Whenever herein the singular number is used, the same shall include the plural here appropriate, and words of one gender should include other genders where appropriate.

                  8.12 AMENDMENTS. These Bylaws may only be amended or repealed by the affirmative vote or consent of at least eleven directors of the Corporation or by the holders of a majority of the outstanding Common Stock.